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Exhibit 23

KPMG LLP Chartered Accountants
2000 McGill College Avenue Suite 1900 Montréal (Québec) M3A 3H8	Telephone (514) 840-2100 Telefax (514) 840-2187 www.kpmg.ca

ACCOUNTANTS' CONSENT

The Board of Directors
Tembec Inc.

        We consent to the use of our report dated November 5, 2004, included in this annual report on Form 40-F.

Montréal, Canada
December 21, 2004

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ACCOUNTANTS' CONSENT